Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-132111, 333-134165 and 333-150986 on Form S-8 of our report dated June 27, 2008, relating to the financial statements and financial statement schedules of the United Airlines Pilot Directed Account Plan appearing in this Annual Report on Form 11-K of the United Airlines Pilot Directed Account Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP
Chicago, Illinois
June 27, 2008